Filed Pursuant to Rule 424(b)(2)
File Number 333-277166-01
File Number 333-277166

Prospectus Supplement to Prospectus dated February 20, 2024

American Water Capital Corp.

$900,000,000 5.700% Senior Notes due 2055

This is an offering by American Water Capital Corp., which is referred to as AWCC or the issuer, of its 5.700% Senior Notes due 2055, which are referred to as the notes. The issuer will pay interest semi-annually in arrears on the notes on March 1 and September 1 of each year, beginning on March 1, 2026. The notes will mature on September 1, 2055. However, the issuer may at any time and from time to time redeem all or a portion of the notes, in each case at the applicable redemption prices set forth in this prospectus supplement under “Description of the Notes—Optional Redemption by the Issuer.” The notes will be issued only in registered form and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The notes will be unsecured, will rank equal in right of payment with the issuer’s existing and future senior debt and will rank senior in right of payment to the issuer’s future subordinated debt. The notes will rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will have the benefit of a support agreement from American Water Works Company, Inc., the issuer’s parent company. The notes will not be guaranteed by any of American Water Works Company, Inc.’s subsidiaries. The issuer is a finance subsidiary whose activities are limited to borrowing funds and issuing its debt securities, and lending proceeds from those financing activities under loan agreements with American Water Works Company, Inc. and subsidiaries comprising its regulated utility operations.

Investing in these notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about factors you should consider before buying these notes.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Underwriting Discount	Proceeds to AWCC
Per note	99.453%	0.875%	98.578%
Total	$895,077,000	$7,875,000	$887,202,000

(1)	Plus accrued interest from August 8, 2025, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank SA/NV, as operator of the Euroclear system, against payment in New York, New York on or about August 8, 2025.

Joint Book-Running Managers

US Bancorp	J.P. Morgan	PNC Capital Markets LLC
BofA Securities	Mizuho	RBC Capital Markets
TD Securities	Truist Securities	Wells Fargo Securities

Senior Co-Managers

Huntington Capital Markets	Regions Securities LLC	Scotiabank

Co-Managers

BNY Capital Markets	Siebert Williams Shank

Junior Co-Managers

Academy Securities	Cabrera Capital Markets LLC	Roberts & Ryan

Prospectus Supplement dated August 6, 2025.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement to “American Water” and the “Company” refer to American Water Works Company, Inc. and its consolidated subsidiaries taken together as a whole, except in the sections entitled “Where You Can Find More Information,” “Use of Proceeds,” “Description of the Notes,” “Underwriting,” and “Legal Matters,” where such terms shall refer to American Water Works Company, Inc. and not to any of its subsidiaries, in each case unless the context otherwise requires. All references in this prospectus supplement to the “support provider” refer to American Water Works Company, Inc., without its subsidiaries, unless the context otherwise requires. All references in this prospectus supplement to “AWCC” or the “issuer” refer to American Water Capital Corp.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about the issuer, American Water and their securities. Generally, the reference to “this prospectus,” is to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Neither AWCC nor American Water Works Company, Inc. is making an offer or sale of these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement or in the accompanying prospectus is accurate only as of the date on the front cover of those documents and any information incorporated by reference is only accurate as of the date of the document incorporated by reference. American Water’s business, financial condition, results of operations and prospects may have changed since the date of such information.

“American Water” and its logos are trademarks of American Water Works Company, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

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WHERE YOU CAN FIND MORE INFORMATION

American Water files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which is referred to as the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and American Water’s website at https://amwater.com. The information contained on or accessible from American Water’s website does not constitute a part of this prospectus and is not incorporated by reference herein.

American Water and the issuer have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, which is referred to as the Securities Act, with the SEC to register the securities offered by this prospectus supplement. This prospectus is a part of the registration statement, but does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available to the public over the Internet at the SEC’s website and American Water’s website, each as described above.

American Water is “incorporating by reference” into this prospectus specific documents that it files with the SEC, which means that important information can be disclosed to you by referring you to those documents that are considered part of this prospectus. Information that American Water files subsequently with the SEC will automatically update and supersede this information. American Water incorporates by reference the documents listed below, and any future documents that it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, until the offering of the securities covered by this prospectus has been completed or terminated.

American Water is “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2024

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2025 and June 30, 2025

Current Reports on Form 8-K	Filed on February 24, 2025, February 27, 2025, February 28, 2025, March 17, 2025, March 25, 2025, May 5, 2025, May 7, 2025, May 16, 2025, May 19, 2025, May 22, 2025, June 9, 2025, July 1, 2025, August 1, 2025 and August 6, 2025

American Water will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that have been incorporated in this prospectus by reference. You can request copies of such documents if you call or write American Water at the following address or telephone number: American Water Works Company, Inc., 1 Water Street, Camden, New Jersey, 08102-1658, Attention: General Counsel, (856) 955-4001.

This prospectus contains summaries of certain agreements that American Water has filed as exhibits to various SEC filings, as well as certain agreements that American Water and the issuer will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain copies of the definitive agreements without charge to you by making a written or oral request to American Water as described above.

American Water and the issuer are only responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing

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prospectus prepared by or on behalf of American Water and the issuer. Neither American Water nor the issuer has authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus, and American Water and the issuer take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

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FORWARD-LOOKING STATEMENTS

American Water has made statements under “Risk Factors” and in other sections of this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions. Forward-looking statements may relate to, among other things: American Water’s future financial performance, liquidity and cash flows; the timing and amount of rate and revenue adjustments, including through general rate case filings, filings for infrastructure surcharges and other governmental agency authorizations and proceedings, and filings to address regulatory lag; American Water’s ability to execute its current and long-term business, operational, capital expenditures and growth plans and strategies; the timing and outcome of pending or future acquisition activity, and the ability to achieve organic customer growth; the ability of American Water’s California subsidiary to obtain adequate alternative water supplies in lieu of diversions from the Carmel River; the amount, allocation and timing of projected capital expenditures and related funding requirements; American Water’s ability to repay or refinance debt; the future impacts of increased or increasing financing costs, inflation and interest rates; American Water’s ability to finance current and projected operations, capital expenditure needs and growth initiatives by accessing the debt and equity capital markets and sources of short-term liquidity; the outcome and impact on American Water of governmental and regulatory investigations, class action lawsuits, and other litigation and legal proceedings, and related potential fines, penalties and other sanctions; the ability to meet or exceed American Water’s stated environmental and sustainability goals, including its greenhouse gas emission reduction, water delivery efficiency and water system resiliency goals; the ability to complete, and the timing and efficacy of, the design, development, implementation and improvement of technology and other strategic initiatives; American Water’s ability to comply with new and changing environmental regulations; the ability to capitalize on existing or future utility privatization opportunities; trends in the water and wastewater industries in which American Water operates, including macro trends with respect to American Water’s efforts and projects related to customer, technology and work efficiency and execution; regulatory, legislative, tax policy or legal developments; and impacts that future significant tax legislation may have on American Water and on its business, results of operations, cash flows and liquidity.

Forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and investors are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of estimates, assumptions, known and unknown risks, uncertainties and other factors. American Water’s actual results may vary materially from those discussed in the forward-looking statements included in this prospectus and in the documents incorporated by reference herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus supplement, and the following important factors:

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates;

•

the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions;

•	changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise;

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•

limitations on the availability of American Water’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors;

•	a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors;

•

present and future proposed changes in laws, governmental regulations and policies, including with respect to the environment (such as, for example, potential improvements or changes to existing Federal regulations with respect to lead and copper service lines and galvanized steel pipe), health and safety, data and consumer privacy, security and protection, water quality and water quality accountability, contaminants of emerging concern (including without limitation per- and polyfluoroalkyl substances (collectively, “PFAS”)), public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations;

•

American Water’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulations and policies with respect to data and consumer privacy, security and protection;

•

weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares;

•	the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions;

•

the risks associated with American Water’s aging infrastructure, and its ability to appropriately improve the resiliency of or maintain, update, redesign and/or replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses;

•

exposure or infiltration of American Water’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means, and impacts from required or voluntary public and other disclosures, as well as civil class action and other litigation or legal, regulatory or administrative proceedings, related thereto;

•	American Water’s ability to obtain permits and other approvals for projects and construction, update, redesign and/or replacement of various water and wastewater facilities;

•	changes in American Water’s capital requirements;

•

American Water’s ability to control operating expenses and to achieve operating efficiencies, and American Water’s ability to create, maintain and promote initiatives and programs that support the affordability of American Water’s regulated utility services;

•	the intentional or unintentional actions of a third party, including contamination of American Water’s water supplies or the water provided to its customers;

•

American Water’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials, and to address or mitigate supply chain constraints that may result in delays or shortages in, as well as increased costs of, supplies, products and materials that are critical to or used in American Water’s business operations;

•

American Water’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to:

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•

acquiring, closing and successfully integrating regulated operations, including without limitation American Water’s ability to (i) obtain required regulatory approvals for such acquisitions, (ii) prevail in litigation or other challenges related to such acquisitions, and (iii) recover in rates the fair value of assets of the acquired regulated operations;

•	American Water’s Military Services Group (“MSG”) entering into new military installation contracts, price redeterminations, and other agreements and contracts, with the U.S. government; and

•	realizing anticipated benefits and synergies from new acquisitions;

•	in addition to the foregoing, various risks and uncertainties associated with the agreement to acquire certain water and wastewater systems from a subsidiary of Nexus Water Group, Inc., including:

•	the final amount of the rate base to be acquired, and the amount of post-closing adjustments to the purchase price, if any, as contemplated by the acquisition agreement;

•

the various impacts and effects of (i) compliance, or attempted compliance, with the terms and conditions of the acquisition agreement, and/or (ii) the completion of, or actions taken by the Company to complete, the acquisition, on the Company’s operations, strategy, guidance, expectations and plans with respect to its Regulated Businesses (as defined elsewhere in this prospectus supplement) (considered individually or together as a whole), its current or future capital expenditures, its current and future debt and equity capital needs, dividends, earnings (including earnings per share), growth, future regulatory outcomes, expectations with respect to rate base growth, and other financial and operational goals, plans, estimates and projections; and

•	any requirement by the Company to pay a termination fee in the event the closing does not occur;

•	risks and uncertainties following the completion of the sale of American Water’s Homeowner Services Group (“HOS”), including:

•	American Water’s ability to receive amounts due, payable and owing to American Water under the amended secured seller note when due; and

•	the ability of American Water to redeploy successfully and timely the net proceeds of this transaction into American Water’s Regulated Businesses;

•	risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement, security and cybersecurity regulations;

•	cost overruns relating to improvements in or the expansion of American Water’s operations;

•	American Water’s ability to successfully develop and implement new technologies and to protect related intellectual property;

•	American Water’s ability to maintain safe work sites;

•

American Water’s exposure to liabilities related to environmental laws and regulations, including those enacted or adopted and under consideration, and the substances related thereto, including without limitation copper, lead and galvanized steel, PFAS and other contaminants of emerging concern, and similar matters resulting from, among other things, water and wastewater service provided to customers;

•

the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans;

•	changes in general economic, political, business and financial market conditions;

•	access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures;

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•	fluctuations in inflation or interest rates, and American Water’s ability to address or mitigate the impacts thereof;

•

the ability to comply with affirmative or negative covenants in the current or future indebtedness of American Water or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks by credit rating agencies with respect to American Water or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect American Water’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions;

•

fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements;

•

changes in federal or state general, income and other tax laws, including (i) future significant tax legislation or regulations including without limitation impacts related to the Corporate Alternative Minimum Tax and (ii) the availability of, or American Water’s compliance with, the terms of applicable tax credits and tax abatement programs;

•	migration of customers into or out of American Water’s service territories and changes in water and energy consumption resulting therefrom;

•

the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of American Water’s utility subsidiaries, including without limitation litigation and other proceedings with respect to the water system assets of American Water’s California subsidiary located in Monterey, California, or the assertion by private landowners of similar rights against such utility subsidiaries;

•

any difficulty or inability to obtain insurance for American Water, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained;

•	the incurrence of impairment charges, changes in fair value and other adjustments related to American Water’s goodwill or the value of its other assets;

•	labor actions, including work stoppages and strikes;

•	American Water’s ability to retain and attract highly qualified and skilled employees and talent;

•	civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and

•	the impact of new, and changes to existing, accounting standards.

These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors and other statements contained in the documents incorporated by reference in this prospectus and investors should refer to such risks, uncertainties, risk factors and other statements in evaluating such forward-looking statements. Any forward-looking statements made by American Water speak only as of the date of such statements. Except as required by the federal securities laws, American Water does not have any obligation, and American Water specifically disclaims any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for American Water to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on American Water’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated by reference herein. It may not contain all the information that is important to you. You should carefully read this prospectus and the documents incorporated by reference herein in their entirety before making an investment decision.

The Company

American Water Works Company, Inc. is the largest and most geographically diverse, publicly-traded water and wastewater utility company in the United States, as measured by both operating revenues and population served. As a holding company, American Water conducts substantially all of its business through its subsidiaries. American Water employs approximately 6,700 professionals who provide drinking water, wastewater and other related services to over 14 million people in 24 states. In 2024 and 2023, American Water generated $4,684 million and $4,234 million, respectively, in total consolidated operating revenues and $1,051 million and $944 million, respectively, in net income attributable to common shareholders.

American Water conducts the majority of its business through a reportable segment that is referred to in this prospectus as the Regulated Businesses, which includes utilities that are regulated by public utilities commissions and that provide water and wastewater services to residential, commercial, industrial, public authority, fire service and sale for resale customers, and sales to public authorities and other utilities and community water systems under bulk contracts for the supply of water or the treatment of wastewater for their own customers. American Water also operates other businesses, including MSG, that provide water and wastewater services to the U.S. government on military installations, as well as municipalities. The businesses included in Other are not subject to public utility commission regulation and the services provided generally do not require significant capital investment by American Water. Individually, these other businesses do not meet the criteria of a reportable segment in accordance with generally accepted accounting principles in the United States. In this prospectus, Other refers to these businesses, together with corporate costs that are not allocated to the Company’s Regulated Businesses, interest income related to the secured seller promissory note from the sale of HOS, income from assets not associated with the Regulated Businesses, eliminations of inter-segment transactions and fair value adjustments related to acquisitions that have not been allocated to the Regulated Businesses segment.

For 2024, American Water’s Regulated Businesses segment generated $4,296 million in operating revenues, which accounted for 92% of American Water’s total consolidated operating revenues. For the same period, Other generated $388 million in operating revenues, which accounted for 8% of American Water’s total consolidated operating revenues.

For the six months ended June 30, 2025, American Water’s Regulated Businesses segment generated $2,227 million in operating revenues, which accounted for 92% of American Water’s total consolidated operating revenues. For the same period, Other generated $191 million in operating revenues, which accounted for 8% of American Water’s total consolidated operating revenues.

American Water Capital Corp.

American Water’s financing activities include, among other things, the issuance of long-term and short-term debt, primarily through AWCC, its wholly owned finance subsidiary. AWCC has no significant assets or operations other than as associated with these financing activities. AWCC loans all of the net proceeds of its long-term debt financings to American Water’s operating subsidiaries in its Regulated Businesses segment, as well as to American Water. AWCC also provides liquidity to the Regulated Businesses segment and American Water through AWCC’s revolving credit facility and commercial paper program. AWCC may also perform other ancillary services directly related to these financing activities, including cash management activities and hedging of interest-rate and other market risk exposures associated with its indebtedness. The proceeds of all of AWCC’s long-term debt have been loaned to subsidiaries in American Water’s Regulated Businesses segment or to American Water, which debt is evidenced by promissory notes issued to AWCC by such subsidiaries or American Water, as applicable. As of June 30, 2025, American Water had a total of $14,989 million in total debt, including (i) $13,400 million in total long-term debt, of which the current portion was $1,119 million, and (ii) at AWCC, $1,589 million in commercial paper borrowings net of discount. As of June 30, 2025, AWCC additionally had $84 million of outstanding letters of credit under its revolving credit facility.

Executive Offices

American Water and AWCC are each corporations incorporated under the laws of Delaware. Their principal executive offices are located at 1 Water Street, Camden, New Jersey 08102-1658 and the telephone number is (856) 955-4001. American Water’s website address is https://amwater.com. The information contained on or accessible from American Water’s website does not constitute a part of this prospectus and is not incorporated by reference herein.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. A more detailed description of the terms and conditions of the notes is contained under the headings “Description of the Notes” in this prospectus supplement and “Description of AWCC Debt Securities and American Water Support Agreement” in the accompanying prospectus.

Issuer	American Water Capital Corp.

Securities Offered	$900,000,000 aggregate principal amount of 5.700% Senior Notes due 2055.

Maturity Date	The notes will mature on September 1, 2055.

Interest Payment Dates	The issuer will pay interest on the notes semi-annually in arrears on each March 1 and September 1, beginning on March 1, 2026, to the holders of the notes as of the day that is 15 calendar days (whether or not a business day) prior to the relevant interest payment date and, if applicable, upon redemption.

Support Agreement	The notes will have the benefit of a support agreement dated June 22, 2000 and amended as of July 26, 2000 from the support provider, referred to as the support agreement, pursuant to which the support provider has agreed to pay to any debt investor or lender of the issuer any principal or interest owed by the issuer to such debt investor or lender that the issuer fails to pay on a timely basis.

Optional Redemption	Prior to March 1, 2055 (six months prior to their maturity date) (the “Par Call Date”), the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to that date of redemption.

On or after the Par Call Date, the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the date of redemption.

Ranking	The notes will be the issuer’s unsecured senior obligations and will:

•	rank equal in right of payment with all of the issuer’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•	rank senior in right of payment to all of the issuer’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes; and

•	rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Similarly, obligations of the support provider under the support agreement will be unsecured senior obligations of the support provider and will:

•

rank equal in right of payment with all of the support provider’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to such obligations;

•	rank senior in right of payment to all of the support provider’s future obligations that are, by their terms, expressly subordinated in right of payment to such obligations; and

•

rank (i) effectively junior in right of payment to all of the support provider’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally junior in right of payment to any liabilities of the support provider’s subsidiaries.

As of June 30, 2025:

•	the issuer had no secured indebtedness;

•

the issuer had $13,839 million of senior indebtedness, including (i) $12,061 million of senior notes, (ii) $187 million of tax-exempt indebtedness, and (iii) $1,591 million of commercial paper, and no subordinated indebtedness;

•	the support provider had no indebtedness other than (i) its obligations under the support agreement with respect to the issuer’s indebtedness and (ii) its borrowings from AWCC; and

•	the subsidiaries of the support provider (other than the issuer) had $1,191 million of indebtedness and similar obligations.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit the support provider’s ability and the ability of its subsidiaries to:

•	create or assume liens; and

•	enter into sale and leaseback transactions.

These limitations are subject to a number of significant exceptions. See “Description of AWCC Debt Securities and American Water Support Agreement—Certain Covenants” in the accompanying prospectus.

Use of Proceeds	The issuer estimates that the proceeds from this offering, net of the underwriting discounts and offering expenses, will be approximately $885.2 million.

The issuer intends to use the net proceeds from this offering:

•	to lend funds to the support provider and its subsidiaries in the Regulated Businesses segment;

•	to repay commercial paper obligations of the issuer; and

•	for general corporate purposes.

See “Use of Proceeds.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of factors that you should refer to and carefully consider before deciding to invest in these notes.

Governing Law	The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Conflicts of Interest	Certain of the underwriters and their affiliates may hold a portion of the commercial paper that the issuer intends to repay using the net proceeds from this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds from the offering and, in that case, such underwriter would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is referred to as FINRA. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

RISK FACTORS

An investment in the notes involves risks. This prospectus does not describe all of these risks. You should carefully consider the risks described below and the risks described in Part I, Item 1A., “Risk Factors,” in American Water’s Annual Report on Form 10-K for the year ended December 31, 2024, as updated in subsequently filed reports with the SEC, which risk factors and subsequently filed reports are incorporated by reference herein, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. American Water’s business, financial condition or results of operations could be materially adversely affected by any of these risks.

The issuer’s ability to service its debt and the support provider’s ability to make payments pursuant to its obligations under the support agreement depend on the performance of the support provider’s operating subsidiaries and their continued ability to make distributions to the support provider or repayments to the issuer. There can be no assurance that the support provider or the issuer will continue to receive such distributions or repayments or, if they are received, that they will be in amounts similar to past distributions or repayments.

The notes are being issued by AWCC, the support provider’s finance subsidiary. The issuer has no significant assets, other than the support provider’s obligations and those of certain of American Water’s subsidiaries in its Regulated Businesses segment, to repay certain intercompany loans made to them by AWCC. The support provider has entered into a support agreement with the issuer, which serves as the functional equivalent of a full and unconditional guarantee by the support provider. Under the terms of the support agreement, if the issuer is unable to make timely payment of any interest or principal or premium, if any, on the notes, the support provider has agreed to provide to the issuer, at the issuer’s request or at the request of any holder of the notes, funds to make such payment in full. Because the support provider is a holding company and substantially all of its operations are conducted through its subsidiaries other than the issuer, the support provider’s ability to fulfill its obligations under the support agreement will be dependent upon its receipt of sufficient cash distributions from its operating subsidiaries. Furthermore, the issuer’s ability to make interest and principal payments on the notes will be dependent upon its receipt of sufficient payments of principal and interest owed pursuant to the terms of its intercompany loans to the support provider and certain of its subsidiaries in the Regulated Businesses segment and from the issuer’s ability to issue indebtedness or otherwise obtain loans in the future. The distributions the support provider receives from its operating subsidiaries and the repayments the issuer receives from the support provider and such subsidiaries in the Regulated Businesses segment might not be adequate to permit the support provider to make required payments of interest and principal pursuant to the support agreement or the issuer to make required payments under the notes, as applicable, on a timely basis, or at all.

The support provider’s obligations under the support agreement are effectively subordinated to all of the obligations of its subsidiaries other than the issuer.

The support provider has entered into a support agreement with the issuer. The notes are not guaranteed by any of the support provider’s subsidiaries and are the obligations only of the issuer, and of the support provider, by virtue of the support agreement. The support provider is a holding company that derives substantially all of its income from its operating subsidiaries, and the issuer is a finance subsidiary with no significant operations of its own, other than related to making loans to the support provider and its subsidiaries in its Regulated Businesses segment. The support provider’s operating subsidiaries are separate and distinct legal entities and, other than the issuer, have no obligation to make any payments on the notes, or to make any funds available for such payment, other than through their repayment obligations under intercompany loans, if any, with the issuer. Therefore, the support provider’s obligations under the support agreement will be effectively subordinated to all indebtedness and other liabilities, including trade payables, lease commitments and monies borrowed, or other indebtedness incurred or issued by American Water’s subsidiaries other than the issuer.

The notes do not restrict the support provider’s or its subsidiaries’ ability to incur additional indebtedness, which could adversely affect the support provider’s ability to pay its obligations under the notes arising by virtue of the support agreement.

Although the terms of the notes restrict the support provider’s ability and the ability of its subsidiaries to incur certain liens and to enter into certain sale and leaseback transactions, the incurrence of other indebtedness or other liabilities by any of the support provider’s subsidiaries is not specifically prohibited in connection with the notes and could adversely affect the support provider’s ability to pay any obligations to holders of the notes arising out of its obligations under the support agreement. As of June 30, 2025, total indebtedness and similar obligations of the support provider’s subsidiaries other than the issuer were $1,191 million, consisting of (i) $743 million in private activity bonds and government funded debt, all but $8 million of which is collateralized, (ii) $446 million in mortgage bonds, and (iii) $2 million in redeemable preferred stock. American Water anticipates that from time to time its subsidiaries will incur additional debt and other liabilities. Any debt incurred by the support provider’s subsidiaries other than the issuer will be effectively senior to the support provider’s obligations under the support agreement.

Other than as described under “Description of AWCC Debt Securities and American Water Support Agreement—Support Agreement” in the accompanying prospectus, neither the issuer nor the support provider is required in connection with the notes to meet any financial tests that measure their working capital, interest coverage or fixed charges in order to maintain compliance with the terms of the notes.

If there is no active trading market for the notes you may not be able to resell them.

If there is no active trading market for the notes, you may not be able to resell the notes at their fair market value or at all.

The liquidity of any market for the notes will depend upon various factors, including:

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes;

•	American Water’s financial performance or prospects; and

•	the prospects for companies in American Water’s industry generally.

Accordingly, neither American Water nor the issuer can assure you that a market or liquidity will develop for the notes.

USE OF PROCEEDS

The issuer estimates that it will receive net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses, of approximately $885.2 million.

The issuer intends to use the net proceeds from this offering:

•	to lend funds to the support provider and its subsidiaries in the Regulated Businesses segment;

•	to repay commercial paper obligations of the issuer; and

•	for general corporate purposes.

On August 5, 2025, the issuer had $1,575 million in aggregate principal amount of commercial paper outstanding, with a weighted-average maturity of 7.0 days and a weighted-average interest rate of 4.57%.

DESCRIPTION OF THE NOTES

The following description is a summary of the material provisions of the indenture. It does not restate such agreement in its entirety. You are urged to read the indenture because it, and not this description, defines your rights as holders of the notes. The indenture was filed as an exhibit to the registration statement of which this prospectus forms a part.

The notes will be a separate, new series of debt securities, as described under the heading “Description of AWCC Debt Securities and American Water Support Agreement” in the accompanying prospectus. Please read the following information concerning the notes in conjunction with the statements under “Description of AWCC Debt Securities and American Water Support Agreement” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes.

Unless the context otherwise requires, solely for purposes of this Description of the Notes, “American Water” or the “Company” refers to American Water Works Company, Inc. and not to any of its subsidiaries.

General

The notes will be issued under the indenture, dated as of December 4, 2009, between the issuer and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as indenture trustee, referred to as the indenture.

The aggregate principal amount of the notes offered by this prospectus supplement is $900,000,000.

The notes will have the benefit of a support agreement from American Water described in this prospectus.

The notes will be the issuer’s unsecured senior obligations and will:

•	rank equal in right of payment with all of the issuer’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•	rank senior in right of payment to all of the issuer’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes; and

•	rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Similarly, American Water’s obligations as support provider under the support agreement will be unsecured senior obligations of American Water and will:

•	rank equal in right of payment with all of American Water’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to such obligations;

•	rank senior in right of payment to all of American Water’s future obligations that are, by their terms, expressly subordinated in right of payment to such obligations; and

•

rank (i) effectively junior in right of payment to all of American Water’s future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally junior in right of payment to any liabilities of American Water’s subsidiaries.

The notes will not be subject to a sinking fund provision.

The indenture trustee will initially be the security registrar and the paying agent for the notes. The notes initially will be issued in registered global form and will be in denominations of $1,000 and integral multiples of $1,000 in excess thereof, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on notes issued as a global security will be made to the depositary or a successor depositary. A beneficial interest in a global note may only be exchanged for a note in certificated form in certain circumstances. See “Description of AWCC Debt Securities and American Water Support Agreement—Book-Entry, Delivery and Form—Exchanges of Global Securities for Certificated Debt Securities” in the accompanying prospectus and “—Book-Entry Only Issuance” in this prospectus supplement. Principal and interest with respect to certificated notes will be payable thereon, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000, and integral multiples of $1,000 in excess thereof, at the office or agency maintained by the issuer. The issuer has initially designated the corporate trust office of the indenture trustee as that office. However, at the issuer’s option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

The indenture does not limit American Water’s ability or the ability of the issuer to issue or incur other unsecured debt or issue preferred stock.

Principal, Maturity and Interest

The initial aggregate principal amount of the notes is $900,000,000. The notes mature on September 1, 2055.

The notes will bear interest at 5.700% per annum, accruing from August 8, 2025. The issuer will pay interest on the notes semi-annually in arrears on each March 1 and September 1, beginning on March 1, 2026, to the holders of the notes as of the day that is 15 calendar days (whether or not a business day) prior to the relevant interest payment date and, if applicable, upon redemption.

Computation of Interest

The amount of interest payable on the notes for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which principal or interest is payable on the notes is not a business day, then payment of the principal or interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay).

Optional Redemption by the Issuer

Prior to the Par Call Date, the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of the notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to that date of redemption.

On or after the Par Call Date, the issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the date of redemption.

Treasury Rate

“Treasury Rate” means, with respect to any date of redemption for the notes, the yield determined by the issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the issuer shall select, as applicable:

(1)	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the date of redemption to the Par Call Date (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)	if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the date of redemption.

If on the third business day preceding the date of redemption H.15 TCM is no longer published, the issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such date of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice and Selection

Notices of redemption will be mailed by first class mail and, so long as the notes are held by The Depository Trust Company (“DTC”), given in accordance with the policies and procedures of DTC, at least 30 but not more than 60 days before a date of redemption, except that redemption notices may be sent more than 60 days prior to a date of redemption if the notice is issued in connection with a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount and the CUSIP number of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note (or through book-entry transfer). The notes called for redemption become due on the date fixed for redemption.

If less than all of the notes are to be redeemed in connection with any redemption, the indenture trustee will select notes (or portions of notes) for redemption as follows:

•	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

•

if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or in such manner as the indenture trustee shall deem appropriate and fair; however, as long as the notes are represented by global notes registered in the name of DTC, or its nominee, beneficial interests in such global notes will be selected for redemption by DTC in accordance with the applicable policies and procedures of DTC.

The unredeemed portion of the principal amount of any note shall be in a denomination of at least $1,000 or integral multiples of $1,000.

Unless the issuer defaults in the payment of the redemption price, on or after the date fixed for redemption interest will cease to accrue on the notes or portion of the notes redeemed.

Assumption

American Water may directly assume the due and punctual payment of the principal of, premium, if any, and interest on all debt securities issued under the indenture, including the notes, and the performance of every covenant of the indenture on the part of the issuer to be performed or observed. Upon any such assumption, American Water will succeed to and be substituted for and may exercise every right and power of the issuer under the indenture with the same effect as if it had been named as the issuer in the indenture and the issuer will be released from its liability as obligor on such debt securities, including the notes. No such assumption shall be permitted unless American Water has delivered to the indenture trustee an officers’ certificate of American Water and an opinion of counsel for American Water, each stating that such assumption and supplemental indenture comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Book-Entry Only Issuance

The notes will trade through DTC. The notes will be represented by one or more global securities and registered in the name of Cede & Co., DTC’s nominee. Upon issuance of the notes, DTC or its nominee will credit, on its book-entry registration and transfer system, the principal amount of the notes represented by such global securities to the accounts of institutions that have an account with DTC or its participants. The accounts to be credited shall be designated by the underwriters. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. The global securities will be deposited with the indenture trustee as custodian for DTC.

Holders of notes may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), directly if they are participants in such systems, or indirectly through organizations which are participants in such systems.

Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on DTC’s books.

For a description of DTC and its book-entry system, see “Description of AWCC Debt Securities and American Water Support Agreement—Book-Entry, Delivery and Form—Depository Procedures” in the accompanying prospectus.

Purchases of global securities under the DTC system must be made by or through direct participants, which will receive a credit for the global securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner”) is in turn to be recorded on the direct and indirect participants’ records and Clearstream, Luxembourg and Euroclear will credit on their book-entry registration and transfer systems the number of notes sold to certain non-U.S. persons to the account of institutions that have accounts with Euroclear, Clearstream, Luxembourg or their respective nominee participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participant or indirect participant through which the Beneficial Owner entered into the transaction.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream, Luxembourg and Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the notes among Clearstream, Luxembourg, Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC’s rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within the established deadlines of such system.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

The information in this section and in the accompanying prospectus under “Description of AWCC Debt Securities and American Water Support Agreement—Book-Entry, Delivery and Form” concerning DTC and DTC’s book-entry system, Clearstream, Luxembourg and Euroclear has been obtained from sources that the issuer and the support provider believe to be reliable, but none of the issuer, the support provider or the underwriters take any responsibility for the accuracy of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes by the beneficial owners thereof, which are referred to as Holders. This discussion is limited to the tax consequences to the initial Holders of notes who purchase the notes at the initial offering price and does not address the tax consequences to subsequent purchasers of notes. This summary does not purport to be a complete analysis of all of the potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes, nor does this summary describe any state, local, federal estate, gift or non-U.S. tax consequences. There can be no assurance that the Internal Revenue Service (the “IRS”) will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code (as defined below) or special rules applicable to certain categories of purchasers (including dealers in securities or foreign currencies, traders in securities that elect to use a mark-to-market method of accounting for the securities holdings, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, persons required to report income with respect to a note no later than such income is reported on an “applicable financial statement” under Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and, except to the extent discussed below, Non-U.S. Holders (as defined below)) or to purchasers who acquire or sell the notes as part of a wash sale for tax purposes or hold the notes as part of a hedge, straddle, conversion or constructive sale transaction or other risk reduction transaction.

This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion below assumes that Holders hold the notes as capital assets within the meaning of Section 1221 of the Code.

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds any notes, the tax treatment of such entity and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences of owning the notes.

Prospective Holders are urged to consult their tax advisors as to the specific tax consequences of a purchase of the notes in light of their particular tax situation, including the application and effect of the Code, as well as state, local and foreign income and other tax laws.

Tax Consequences to U.S. Holders

The following summary is a general description of certain U.S. federal income tax consequences applicable to a “U.S. Holder.” For the purpose of this discussion, “U.S. Holder” means a Holder of a note that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (B) has a valid election in place under applicable U.S. Treasury Regulations to be treated as a U.S. person.

As described above in “Description of the Notes—Optional Redemption by the Issuer,” the issuer may make payments upon a redemption in excess of the principal amount of the notes. The issuer has determined the likelihood is remote that it will redeem notes in circumstances in which the redemption price (not taking into account accrued and unpaid interest) payable to Holders would exceed 100% of the principal amount of the notes to be redeemed. Our determination regarding such likelihood is not binding on the IRS. However, our determination is binding on you, unless you explicitly disclose to the IRS on your federal income tax return for the year during which you acquire the notes that you are taking a different position. Given the issuer’s determination, the issuer does not intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the notes could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the notes and the character of income recognized on a sale, exchange or redemption of a note, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the notes will not be subject to the contingent payment debt instrument rules. This assumption is made solely for U.S. federal income tax purposes and is not an indication of the issuer’s intention to call or not to call the notes at any time.

Payments of Stated Interest

Generally, stated interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time the interest accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Retirement of the Notes

In general, upon the sale, exchange, redemption or retirement of a note, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption, retirement (not including any amount attributable to accrued but unpaid interest) and such U.S. Holder’s adjusted tax basis in the note. To the extent attributable to accrued but unpaid interest, the amount recognized by the U.S. Holder will be treated as a payment of interest. See “—Payments of Stated Interest” above. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder. The capital gain or loss will be long-term if a U.S. Holder’s holding period is more than one year at the time of sale, exchange, redemption, retirement or other disposition and will be short-term if a U.S. Holder’s holding period is one year or less. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

If an assumption described above in “Description of the Notes—Assumption” occurs, it may be treated as a “deemed exchange” of a note for a new note of the assuming corporation for U.S. federal income tax purposes. If the assumption is treated as a deemed exchange, then the consequences in the preceding paragraph would apply. Prospective Holders are urged to consult their tax advisors regarding the tax consequences of such an assumption.

Under certain circumstances described in “Description of AWCC Debt Securities and American Water Support Agreement—Discharge” in the accompanying prospectus, the issuer will be discharged from any and all obligations in respect of the notes. Such discharge may be treated as a taxable exchange for U.S. federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the U.S. federal, state, and local tax consequences of such a discharge.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their interest income and net gains from the disposition of the notes. Each U.S. Holder that is an individual, estate or trust should consult its tax advisors regarding the applicability of this Medicare tax to its income and gains in respect of its investment in the notes.

Tax Consequences to Non-U.S. Holders

The following summary is a general description of certain U.S. federal income tax consequences to a “Non-U.S. Holder.” A “Non-U.S. Holder” means, for purposes of this discussion, a Holder (other than a partnership, or other entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies” and certain U.S. individuals that are expatriates and such Non-U.S. Holders should consult their tax advisors.

Stated Interest

Subject to the discussions below under “—Backup Withholding and Information Reporting” and “—Withholdable Payments to Foreign Financial Entities” and assuming that a Non-U.S. Holder’s interest income on a note is not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, payments of interest on a note by the issuer or any paying agent to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax, provided that the Non-U.S. Holder:

•	does not own, actually or constructively, 10% or more of the total combined voting power of all classes of the issuer’s stock entitled to vote;

•	is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to the issuer through stock ownership;

•

is not a bank receiving interest “on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the Code; and

•

either (1) meets the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) in an applicable statement or (2) is a securities clearing organization, bank, or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the securities on behalf of the Non-U.S. Holder and certifies under penalties of perjury that such a statement has been received from the Non-U.S. Holder and furnishes a copy to the applicable withholding agent.

Payments of interest on a note that do not satisfy all of the foregoing requirements are generally subject to U.S. federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder with respect to interest that is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder. Effectively connected interest income received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the Non-U.S. Holder delivers an IRS Form W-8ECI to the payor.

Under Code Sections 871(h) and 881(c) and the underlying U.S. Treasury Regulations, in order to obtain the exemption from withholding tax described above, the Non-U.S. Holder of a note must provide its name and address, and certify, under penalties of perjury, to the applicable withholding agent that such Holder is a Non-U.S. Holder. Such certification may be made on IRS Form W-8BEN or W-8BEN-E as applicable. In general, a certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after issuance of the certificate in the calendar year of its issuance and the three immediately succeeding calendar years (or, if earlier, until a change in circumstances makes any of the information in the form incorrect).

Repayment of Principal and Realized Gain

Subject to the discussions below under “—Backup Withholding and Information Reporting,” a Non-U.S. Holder of a note will not be subject to U.S. federal withholding tax on the receipt of payments of principal on the note, and a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of such note (other than amounts attributable to accrued but unpaid interest, which will be treated as described under “—Tax Consequences to Non-U.S. Holders—Stated Interest” above), or receipt of principal, unless:

•	such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

•	the Non-U.S. Holder is required to pay tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of and, if a tax treaty so provides, is attributable to a U.S. permanent establishment of, the Non-U.S. Holder.

Backup Withholding and Information Reporting

Under current U.S. federal income tax law, backup withholding and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain U.S. Holders.

In the case of a non-corporate U.S. Holder, information reporting requirements will apply to payments of principal or interest made by the issuer or any paying agent thereof on a note. The payor will be required to withhold backup withholding tax at the current rate of 24% with respect to certain “reportable payments,” including interest on or principal (and premium, if any) of a note and the gross proceeds from a disposition of a note if:

•	a U.S. Holder fails to furnish its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security number) to the payor in the manner required;

•	a U.S. Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	in the case of an interest payment, the payor is notified by the IRS that such U.S. Holder has failed to properly report payments of interest or dividends; or

•

in the case of an interest payment, a U.S. Holder fails to certify under penalties of perjury that it has furnished a correct TIN, is a U.S. person, and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients, which currently include entities treated as corporations for U.S. federal income tax purposes provided their exemptions from backup withholding are properly established.

In the case of a Non-U.S. Holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by the issuer or any paying agent thereof on a note (absent actual knowledge or reason to know that the Holder is actually a U.S. Holder) if such Non-U.S. Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption. However, the issuer and other payors are required to report payments of interest on a Non-U.S. Holder’s notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. If such Holder provides the required certification, such Holder may nevertheless be subject to withholding of U.S. federal income tax as described above under “—Tax Consequences to Non-U.S. Holders—Stated Interest.” The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a Non-U.S. Holder’s particular situation and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. Non-U.S. Holders of notes should accordingly consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption if applicable.

Backup withholding is not an additional tax; any amounts withheld from a payment to a Holder under the backup withholding rules will be allowed as a credit against such Holder’s U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is furnished to the IRS.

Withholdable Payments to Foreign Financial Entities

The Foreign Account Tax Compliance provisions of the Hiring Incentives to Restore Employment Act (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on any interest on the notes paid (i) to a “foreign financial institution” (as defined in the Code) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other requirements, or (ii) to a “non-financial foreign entity” (as defined in the Code) unless such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the name, address and taxpayer identification number of each substantial United States owner and meets certain other requirements. Foreign financial institutions located in jurisdictions that have intergovernmental agreements with the United States may be subject to different rules. If payment of this withholding tax is made, Non-U.S. Holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. However, even if a beneficial owner of a note is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the Holder’s receipt of any amounts withheld. Proposed Treasury regulations (which taxpayers are permitted to rely upon until final Treasury regulations are issued) eliminate FATCA withholding on payments of gross proceeds. Holders should consult their tax advisors regarding the potential application of these withholding rules to their investment in the notes.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder’s particular situation. Holders should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement between the issuer, American Water and the underwriters named below, for whom U.S. Bancorp Investments, Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC are acting as representatives, the issuer has agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from the issuer, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount
U.S. Bancorp Investments, Inc.	$184,500,000
J.P. Morgan Securities LLC	159,750,000
PNC Capital Markets LLC	159,750,000
BofA Securities, Inc.	54,000,000
Mizuho Securities USA LLC	54,000,000
RBC Capital Markets, LLC	54,000,000
TD Securities (USA) LLC	54,000,000
Truist Securities, Inc.	54,000,000
Wells Fargo Securities, LLC	54,000,000
Huntington Securities, Inc.	15,750,000
Regions Securities LLC	15,750,000
Scotia Capital (USA) Inc.	15,750,000
BNY Mellon Capital Markets, LLC	9,000,000
Siebert Williams Shank & Co., LLC	9,000,000
Academy Securities, Inc.	2,250,000
Cabrera Capital Markets LLC	2,250,000
Roberts & Ryan, Inc.	2,250,000

Total	$900,000,000

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the underwriters are obligated to purchase all of the notes in the offering if any are purchased.

The underwriters have advised the issuer and American Water that they propose initially to offer the notes at the price to public set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.500% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. If all notes are not sold at the price to public set forth on the cover page of this prospectus supplement, the offering price and other selling terms for the notes may be changed by the underwriters.

American Water estimates that the total expenses of the offering, including registration, printing fees and legal and accounting expenses but excluding the underwriting discounts, will be approximately $2.0 million.

The issuer and the support provider have agreed to indemnify the underwriters against liabilities relating to this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

The notes are a new issue of securities with no established trading market. The issuer does not intend to apply for listing of the notes on any securities exchange or on any automated dealer quotation system. American Water and the issuer have been advised by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market making may be discontinued without notice at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a short position.

•	The underwriters may bid for and purchase notes in the open market.

•

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the notes originally sold by the underwriters are purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time without notice.

Conflicts of Interest

The underwriters and their affiliates have engaged, and may in the future engage, in transactions with, and from time to time have performed services for, the issuer, the support provider and the support provider’s affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Affiliates of the underwriters are also lenders under the issuer’s revolving credit facility, and affiliates of certain of the underwriters serve as the paying agent and/or dealers under the issuer’s commercial paper program.

Certain of the underwriters and their affiliates may hold a portion of the commercial paper that the issuer intends to repay using the net proceeds from this offering. In such event, it is possible that one or more of the underwriters or their affiliates could receive at least 5% of the net proceeds from the offering, and, in that case, such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121. In the event of any such conflict of interest, such underwriter would be required to conduct the distribution of the notes in accordance with FINRA Rule 5121. If the distribution is conducted in accordance with FINRA Rule 5121, such underwriter would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the issuer, the support provider or the support provider’s affiliates. If any of the underwriters or their affiliates have a lending relationship with the issuer, the support provider or the support provider’s affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to the issuer, the support provider or the support provider’s affiliates consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of the issuer, the support provider or the support provider’s affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the notes, or the possession, circulation or distribution of this prospectus or any other material relating to American Water or the notes in any jurisdiction where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the notes may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

Prohibition of Sales to European Economic Area Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Other Regulatory Restrictions

In the UK, this offering document is only being distributed to and is only directed at persons (i) who fall within Article 19(5) (“investment professionals”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 as amended (the “Financial Promotion Order”) or (ii) who fall within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order (all such persons together being referred to as “relevant persons”).

In the UK, any investment or investment activity to which this offering document relates, including the notes, is available only to relevant persons and will be engaged in only with relevant persons. In the UK, this offering document must not be acted on or relied on by persons who are not relevant persons.

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to American Water; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, American Water, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to the offering of the notes, including, but not limited to, this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan.

Dubai Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If a prospective purchaser does not understand the contents of this prospectus supplement, the prospective purchaser should consult an authorized financial advisor.

Settlement

It is expected that delivery of the notes will be made on or about the date specified on the cover page of this prospectus supplement, which will be the second business day (T+2) following the date of this prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the notes will not be made on a T+1 basis, investors who wish to trade the notes prior to the business day before a final settlement may be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the notes, will be passed upon for AWCC and American Water by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for AWCC and American Water by Jeffrey M. Taylor, Secretary of AWCC and Vice President, Chief SEC Counsel and Secretary of American Water. The validity of the notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York. As of August 5, 2025, Mr. Taylor owned 2,036 shares of American Water’s common stock, 2,797 unvested performance stock units (at target), and 847 unvested restricted stock units.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to American Water Works Company, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

American Water Works Company, Inc.

Common Stock

Preferred Stock

Support Agreement

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Subscription Rights

Warrants

American Water Capital Corp.

Debt Securities

The securities covered by this prospectus may be sold by American Water Works Company, Inc., or American Water, from time to time, independently or together with American Water Capital Corp., or AWCC, a wholly-owned subsidiary of American Water Works Company, Inc. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, a prospectus supplement will describe the specific terms of the specific issue of securities. Prospectus supplements may also add, update or change the information in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents incorporated by reference, before you decide to invest in any of these securities.

American Water Works Company, Inc. common stock is listed on the New York Stock Exchange under the symbol “AWK.” The mailing address of our principal executive offices is 1 Water Street, Camden, New Jersey 08102-1658, and the telephone number is (856) 955-4001.

Investing in these securities involves certain risks. See “Risk Factors” on page i of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and any risk factors set forth in each applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 31. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is February 20, 2024.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in American Water’s Annual Report on Form 10-K for its most recent fiscal year and in any Quarterly Report on Form 10-Q which American Water has filed since its most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which American Water or AWCC is aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition or results of operations. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

i

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Water and AWCC filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. Each time we, or, under certain circumstances, certain of our security holders, sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to, modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to under “Where You Can Find More Information.” If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, any price paid to us for the securities, the net proceeds to us, if any, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

The term “American Water” refers to American Water Works Company, Inc. The term “AWCC” refers to American Water Capital Corp. All references in this prospectus to “we,” “our” and “us” generally refer to:

•	American Water, specifically with respect to securities issued by American Water;

•	American Water and AWCC, specifically with respect to debt securities issued by AWCC;

•	American Water or American Water and AWCC, together, as the context requires, in the section entitled “Plan of Distribution”; and

•

American Water and its consolidated subsidiaries in the sections entitled “Forward-Looking Statements,” “Risk Factors” and “American Water Works Company, Inc.,” and otherwise in descriptions of American Water’s operations.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only and any information we have incorporated by reference is only accurate as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by or on behalf of us may include statements that reflect current views with respect to future events. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which is referred to as the “Securities Act,” Section 21E of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act,” and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions.

Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. Accordingly, these forward-looking statements are qualified by, and should be read together with, the risk factors and other cautionary statements contained in American Water’s Annual Report on Form 10-K for the year ended December 31, 2023, and its other filings with the SEC, which are incorporated by reference into this prospectus, and you should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements we make speak only as of the date of the document in which they are contained. Except as required by the federal securities laws, we do not have any obligation, and we specifically disclaim any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AMERICAN WATER WORKS COMPANY, INC.

We are the largest and most geographically diverse, publicly-traded water and wastewater utility company in the United States, as measured by both operating revenues and population served. As a holding company, American Water conducts substantially all of its business operations through its subsidiaries. We employ approximately 6,500 employees to provide an estimated 14 million people with drinking water, wastewater and other water-related services in 24 states.

American Water’s primary business involves the ownership of utilities that provide water and wastewater services to residential, commercial, industrial, public authority, fire service and sale for resale customers, collectively referred to in this prospectus as the Regulated Businesses. Services provided by the Regulated Businesses are subject to regulation by multiple state utility commissions or other entities engaged in utility regulation, collectively referred to as public utility commissions (“PUCs”). American Water also operates other businesses that provide water and wastewater services to the U.S. government on military installations, as well as municipalities. Individually, these businesses do not meet the criteria of a reportable segment in accordance with generally accepted accounting principles in the United States (“GAAP”), and are collectively referred to in this prospectus as Other. As used in this prospectus, Other also includes (i) corporate costs that are not allocated to the Company’s Regulated Businesses segment, (ii) interest income related to a secured seller promissory note, as amended, representing a portion of the consideration for the December 2021 sale of American Water’s Homeowner Services Group (“HOS”), (iii) income from assets not associated with the Regulated Businesses, (iv) eliminations of inter-segment transactions and (v) fair value adjustments related to acquisitions that have not been allocated to the Regulated Businesses.

American Water’s principal executive offices are located at 1 Water Street, Camden, New Jersey 08102-1658 and its telephone number is (856) 955-4001.

AMERICAN WATER CAPITAL CORP.

American Water’s financing activities include, among other things, the issuance of long-term and short-term debt, primarily through AWCC, its wholly owned finance subsidiary. AWCC has no significant assets or operations other than as associated with these financing activities. AWCC loans all of the net proceeds of its long-term debt financings to American Water’s operating subsidiaries in its Regulated Businesses segment, as well as to American Water. AWCC also provides liquidity to the Regulated Businesses segment and American Water through AWCC’s revolving credit facility and commercial paper program. AWCC may also perform, provide or assist in providing other ancillary services directly related to these financing activities, including cash management activities and hedging of interest-rate and other market risk exposures associated with its indebtedness. The proceeds of all of AWCC’s long-term debt have been loaned to subsidiaries in American Water’s Regulated Businesses segment and American Water, which debt is evidenced by promissory notes issued to AWCC by such subsidiaries and American Water, as applicable.

AWCC’s principal executive offices are located at 1 Water Street, Camden, New Jersey 08102-1658 and its telephone number is (856) 955-4001.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of AWCC debt securities will be used to repay certain of AWCC’s outstanding indebtedness or loaned to American Water and/or the subsidiaries in its Regulated Businesses segment, and American Water and/or such subsidiaries may use the proceeds of such loans, and American Water may use the net proceeds from the sale of securities issued by American Water, for the following purposes:

•

the repayment of, or the funding of sinking fund payments with respect to, long-term or short-term indebtedness incurred by American Water or one or more subsidiaries in American Water’s Regulated Businesses segment;

•	the repurchase of capital stock of American Water or one or more subsidiaries in its Regulated Businesses segment;

•	acquisitions; and/or

•	general corporate purposes, including without limitation for working capital, operation and maintenance expenses, infrastructure improvements and other capital expenditures.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder who may be named in a prospectus supplement.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offer and resale by any selling security holder who may be named in a prospectus supplement. We may add secondary sales of securities by any selling security holder by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register reoffers and resales of those securities through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.”

Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. A prospectus supplement may name the selling security holders and specify the amount of securities to be registered and sold and any other terms of the securities that may be sold by a selling security holder. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of American Water’s common stock and preferred stock is not intended to be complete. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to American Water’s restated certificate of incorporation, which is referred to below as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which is referred to below as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, which is referred to below as the DGCL.

General

American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. As of February 6, 2024, there were 194,755,320 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Other than with respect to director elections, except as otherwise required by law, all matters to be voted on by American Water’s shareholders must be approved by a majority of the shares present in person or proxy at such meeting and entitled to vote on the subject matter. With respect to uncontested director elections, American Water’s bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast (for this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For contested director elections where the number of nominees exceeds the number of directors to be elected, American Water’s bylaws require that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Dividends

Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to shareholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.

Other Rights

American Water’s shareholders have no preemptive or other rights to subscribe for additional shares.

Preferred Stock

American Water’s board of directors may authorize the issuance of preferred stock from time to time in one or more series, without shareholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s shareholders.

American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common shareholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of shares of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to under “Where You Can Find More Information.”

For any series of preferred stock that American Water may issue, American Water’s board of directors will determine and the prospectus supplement relating to such series will describe:

•	the number of shares constituting such series and the distinctive designation of the series;

•

the dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•

whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•

the amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of American Water, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by American Water of the shares of the series;

•

whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;

•	the right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	the voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•

any other term, condition or provision with respect to the series not inconsistent with the provisions of American Water’s certificate of incorporation or any resolution adopted by the board of directors pursuant thereto.

Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws, and the DGCL

The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s shareholders.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to authorize the issuance of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.

Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals

American Water’s bylaws provide that special meetings of shareholders may be called only upon the request of the majority of the members of American Water’s board of directors, upon request of American Water’s Board Chair, or by American Water’s Secretary upon request of shareholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

American Water’s bylaws establish advance notice procedures with respect to shareholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A shareholder who wishes to bring a matter before a meeting or submit candidates for nomination as directors must comply with American Water’s advance notice requirements and provide American Water with certain information and, if applicable under the bylaws, provide to American Water certain agreements and undertakings. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the members of American Water’s board of directors then in office, even though less than a quorum, or by shareholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.

Shareholder Action by Written Consent

As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation states that any action required or permitted to be taken by American Water’s shareholders must be effected at a duly called annual or special meeting of American Water’s shareholders and may not be effected by consent in writing by such shareholders.

Approval of Acquisition of Control by Public Utility Commission

A significant number of American Water’s regulated subsidiaries are subject to economic regulation by state public utility commissions. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over American Water. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in an amount sufficient to trigger a change in control under state law would need the prior approval of the applicable state public utility commission.

Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and the DGCL

Board of Directors

American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board of directors.

Business Combinations Under the DGCL

American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the shareholder became an “interested stockholder,” subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an “interested stockholder.” “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors (but not officers) for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of the duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived an improper personal benefit.

American Water’s certificate of incorporation and bylaws provide that American Water will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for certain liabilities.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against American Water’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against American Water’s directors and officers, even though such an action, if successful, might otherwise benefit American Water and its shareholders. In addition, your investment in American Water’s common stock may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Proxy Access

American Water’s bylaws permit an eligible shareholder or group of shareholders to include up to a specified number of director nominees in American Water’s proxy materials for an annual meeting of shareholders. To qualify, the shareholders (or group of up to 20 shareholders) must have continuously owned for at least three years 3% or more of American Water’s outstanding common stock. The maximum number of shareholder nominees permitted under this proxy access provision is the greater of (i) two or (ii) 20% of the total number of directors on American Water’s board of directors as of the last day on which a proxy access notice may be submitted, rounded down to the nearest whole number.

Transfer Agent and Registrar

Equiniti Trust Company, LLC serves as the registrar and transfer agent for American Water’s common stock.

New York Stock Exchange Symbol

American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

DESCRIPTION OF AWCC DEBT SECURITIES AND AMERICAN WATER SUPPORT AGREEMENT

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

AWCC may issue debt securities from time to time in one or more series. The debt securities will be general obligations of AWCC. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In the event that any series of debt securities will be subordinated to other indebtedness that AWCC has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Each series of debt securities offered by this prospectus will be issued under an indenture dated as of December 4, 2009, between AWCC and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as the same may be amended or supplemented from time to time. The indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. There is no requirement under the indenture that future issuances of AWCC’s debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities.

The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of AWCC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt AWCC has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form;

•	may be represented by one or more global securities registered in the name of a designated depositary’s nominee; and

•	will have the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between AWCC and American Water, which is referred to as the “support agreement.”

The aggregate principal amount of debt securities that AWCC may authenticate and deliver under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. We will include some or all of the following information about a particular series of debt securities in a prospectus supplement relating to that particular series of debt securities:

(1)	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2)	the price or prices of the debt securities of the series;

(3)

any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series and except for any debt securities which are deemed never to have been authenticated and delivered);

(4)

the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

(5)	the date or dates on which the principal and premium of any debt securities of the series are payable;

(6)

the rate or rates (which may be fixed or variable) at which any debt securities of the series shall bear interest (if any), or the method of determining such rate or rates, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any such interest payable on any interest payment date;

(7)

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of AWCC (including without limitation the number of basis points specified for such series for purposes of determining any make-whole amount in respect thereof, and any reference treasury dealers for such series) and, if other than by a board resolution, the manner in which any election by AWCC to redeem the debt securities shall be evidenced;

(8)

the obligation, if any, of AWCC to redeem or purchase any debt securities of the series at the option of the holder thereof, or at the option of any other person, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)

if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, and such other or additional provisions (including, without limitation, in respect of defeasance and covenant defeasance) as shall be necessary and desirable in connection therewith;

(10)

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(11)

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(12)

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more debt securities in registered, global form without interest coupons, which are referred to as “global securities,” and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, whether such global securities shall be in the form of registered securities, restricted securities or Regulation S securities and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

(13)

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for AWCC’s other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(14)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(15)

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(16)	any changes or additions to the provisions of the indenture dealing with defeasance;

(17)

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18)

any addition to or change in the events of default with respect to any debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;

(19)	any trustee, authenticating agent, paying agent, transfer agent or registrar;

(20)	the applicability of, and any addition to or change in, the covenants and definitions set forth in the indenture which applies to the debt securities;

(21)	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(22)	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

(23)	any material U.S. federal income tax consequences applicable to the debt securities; and

(24)	any other terms of the series.

All debt securities of one series need not be issued at the same time, and a series may be re-opened for issuances of additional debt securities of such series. This means that AWCC may from time to time, without notice to, or without the consent of any existing holders of the previously-issued debt securities of a particular series, create and issue additional debt securities of such series. Such additional debt securities will have the same terms as the previously-issued debt securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional debt securities will be consolidated and form a single series with the previously-issued debt securities of such series.

Support Agreement

AWCC’s indebtedness (including debt securities) has the benefit of the support agreement. The support agreement, which, under the circumstances described below, is the functional equivalent of a guarantee, provides, among other things, that:

•	American Water owns, and during the term of the support agreement shall continue to own, all of the voting stock of AWCC free and clear of any lien, security interest or other charge or encumbrance;

•

American Water will provide to AWCC, at its request or the request of any lender (including any holder of debt securities), funds in the form of cash or liquid assets (as equity or, if American Water and AWCC agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if AWCC is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;

•	American Water will cause AWCC to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with GAAP; and

•

if AWCC fails or refuses to take timely action to enforce certain rights under the support agreement or if AWCC defaults in the timely payment of interest, principal or premium, if any, owed to a lender (including any holder of debt securities) when due, that lender may proceed directly against American Water to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.

No amendment to the support agreement that adversely affects the rights of any lender (including any holder of debt securities) and no termination of the support agreement will be effective until such time as all indebtedness of AWCC shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders (including holders of debt securities or the trustee acting on behalf of debt security holders) holding all of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement, or (v) any combination of clauses (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender (including any holder of debt securities or trustee acting on behalf of such holder). In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.

Certain Covenants

Unless otherwise provided in the prospectus supplement for a particular series of debt securities, the indenture, as supplemented for a particular series of debt securities, will contain the following covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding:

Restrictions on Liens

AWCC will not, and will not allow American Water, as the support provider, or any of its subsidiaries, as defined below, to, create, incur, issue or assume any liens, as defined below, on American Water’s or its subsidiaries’ respective property to secure debt, as defined below, where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by permitted liens). This restriction does not apply to the following permitted liens:

(a)	liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;

(b)

liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which AWCC, American Water or any of its subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

(c)	liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;

(d)

any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by AWCC, American Water or any of its subsidiaries and not created in contemplation of such event;

(e)	liens created to secure sales of accounts receivable and other receivables;

(f)

licenses of intellectual property granted by AWCC, American Water or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;

(g)	liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(h)	any interest or title of a lessor or sublessor under any lease permitted by the indenture;

(i)

liens securing debt which has neither been assumed by AWCC, American Water or any of its subsidiaries nor upon which AWCC, American Water or any of its subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

(j)	zoning laws and ordinances;

(k)	any leases required to be capitalized on a balance sheet of the lessee in accordance with GAAP;

(l)

easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of AWCC, American Water or any of its subsidiaries;

(m)

leases of the properties of AWCC, American Water or any of its subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;

(n)

liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AWCC, American Water or any of its subsidiaries in the ordinary course of business in accordance with the past practices of AWCC, American Water or such subsidiary;

(o)

bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by AWCC, American Water or any of its subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;

(p)

liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP;

(q)	any lien on any property of AWCC, American Water or any of its subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding any time;

(r)

liens on any property, acquired, constructed or improved by AWCC, American Water or any of its subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by AWCC, American Water or any of its subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of American Water created or maintained for the primary purpose of owning the property so constructed or improved;

(s)

liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the debt securities (together with, if AWCC shall so determine, (i) any other debt of or guaranteed by AWCC ranking equally with the debt securities or (ii) any debt of American Water or any of its subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);

(t)	liens securing the debt securities;

(u)	liens securing debt owed to AWCC, American Water or any of its subsidiaries; and

(v)

liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).

“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions, as defined below.

“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such person.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by American Water or by one or more other subsidiaries, or by American Water and one or more other subsidiaries.

Restrictions on Sales and Leasebacks

AWCC will not, and will not allow American Water or any of its subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate amount of the attributable debt of AWCC, American Water and its subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of consolidated tangible total assets, as defined below, or

•

AWCC, American Water or any of its subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.

A “sale and leaseback transaction” is an arrangement between AWCC, American Water or any of its subsidiaries and a bank, insurance company or other lender or investor where AWCC, American Water or any of its subsidiaries leases property for an initial term of three years or more that was or will be sold by AWCC, American Water, or such subsidiary to that lender or investor for a sale price of $1 million or its equivalent or more.

“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with GAAP (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in American Water’s most recent consolidated balance sheet.

“Consolidated total assets” means, as at any applicable time of determination, the consolidated total assets of American Water and its subsidiaries as set forth in American Water’s most recent consolidated financial statements.

Merger, Consolidation or Sale of Assets

Neither AWCC nor American Water will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i) the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of AWCC or American Water as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of AWCC, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of AWCC to be performed or observed, and, in the case of American Water, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officers’ certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies with this covenant; and

(ii) immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

Upon any consolidation by AWCC or American Water with or merger by AWCC or American Water into any other person or any conveyance, transfer or lease of either AWCC’s or American Water’s properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, AWCC or American Water, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as AWCC or American Water, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of AWCC under the indenture, the debt securities and, in the case of American Water, under the support agreement.

Support Agreement

American Water may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except in accordance with the support agreement. See “Support Agreement.”

Subordination

A series of debt securities may be subordinated, which are referred to as “subordinated debt securities,” to senior indebtedness (as would be defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent American Water conducts its operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of American Water’s subsidiaries with respect to American Water’s obligations under the support agreement, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment when due of interest on any debt security of that series;

(2)	default in the payment when due of the principal of, or premium, if any, on any debt security of that series;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of debt securities of that series;

(4)	failure by AWCC or American Water to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(5)

default in the performance, or breach by AWCC or American Water, as applicable, of any other covenant or warranty in the indenture or the support agreement for 60 days after (i) AWCC and American Water receive written notice of such default or breach from the trustee or (ii) AWCC, American Water and the trustee receive written notice of such default or breach from the holders of at least 25% in principal amount of the debt securities of that series; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of a series of debt securities will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by AWCC or American Water within such 60-day period unless such corrective action is no longer being diligently pursued;

(6)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AWCC or American Water (or the payment of which is guaranteed by AWCC or American Water), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;

(7)

failure by AWCC or American Water to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(8)

except as permitted by the indenture, the support agreement shall cease for any reason to be in full force or effect or American Water, or any person acting on behalf of American Water, shall deny or disaffirm American Water’s obligations under the support agreement; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to AWCC or American Water.

Any addition to or changes in the foregoing events of default may be described in the prospectus supplement for a particular series of debt securities.

In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to AWCC or American Water, all outstanding debt securities of such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of all the securities of that series to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal have been cured or waived as provided for in the indenture.

Holders of debt securities of a series may not enforce the indenture or such debt securities except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of a series of debt securities notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in principal amount of a series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of outstanding debt securities.

The holders of a majority in aggregate principal amount of debt securities of a series then outstanding may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture except a default in the payment of interest on, or the principal of, debt securities of such series (other than the non-payment of principal of or interest on debt securities of such series that became due solely because of the acceleration of debt securities of such series) or a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of each debt security of such series affected.

AWCC is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within 5 business days) upon a responsible officer, as defined below, of AWCC becoming aware of any default or event of default, AWCC is required to deliver to the trustee a statement specifying that default.

“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of AWCC with responsibility for the administration of the indenture.

“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of AWCC.

Modification or Waiver

Except as provided below, AWCC and the trustee may supplement and amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities. The consent of the holder of each outstanding debt security affected is required to:

•	change the stated maturity of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, the debt securities;

•	change the place or currency of payment of principal of, interest on, or premium, if any, on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities or any redemption date for the debt securities;

•	reduce the percentage of outstanding debt securities necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•	modify provisions related to waivers of past defaults or waivers of certain covenants, other than to increase the percentage of outstanding debt securities necessary for such waivers; or

•	modify any of the above requirements.

AWCC and the trustee may supplement and amend the indenture without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to AWCC as obligor under the indenture and the debt securities;

•

to add to the covenants of AWCC, American Water or a subsidiary of American Water for the benefit of the holders of the debt securities or to surrender any right or power conferred upon AWCC, American Water or any subsidiary of American Water;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	to secure the debt securities or add guarantees with respect to the debt securities;

•	to establish the form or terms of debt securities as permitted by the indenture;

•	to provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture or to make any other change that does not adversely affect the rights of any holder of the debt securities;

•	to effect the assumption of the indenture by American Water; or

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of the debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

Prescription Period

Any money that AWCC deposits with the trustee or any paying agent for the payment of principal, premium, if any, or interest on any debt security that remains unclaimed for two years after the date upon which the principal, premium, if any, and interest are due and payable will be repaid to AWCC upon AWCC’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any debt security will be able to seek any payment to which that holder may be entitled only from AWCC.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of AWCC or American Water, will have any liability for any obligations of AWCC or American Water under the debt securities, the indenture or the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a debt security by accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the Securities Act and it is the view of the SEC that such waiver is against public policy.

Defeasance

At any time, AWCC may terminate all its obligations under debt securities of a series and the indenture with respect to such debt securities, which is referred to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series.

In addition, at any time AWCC may terminate its obligations under certain specified covenants with respect to a series of debt securities.

AWCC may exercise its legal defeasance option with respect to a series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities. If AWCC exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AWCC exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of a default related to the specified covenants.

In order to exercise either defeasance option with respect to debt securities of a series, AWCC must irrevocably deposit in trust, which is referred to as the “defeasance trust,” with the trustee money or U.S. government obligations, or both, in an amount deemed sufficient in the opinion of a nationally recognized firm of independent public accountants for the payment of principal and premium, if any, and interest on such debt securities to maturity, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law).

Discharge

When (i) AWCC delivers to the trustee all outstanding debt securities of a series (other than any debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of such series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AWCC irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AWCC pays all other sums related to the applicable series of debt securities payable under the indenture by AWCC, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the applicable series of debt securities on request of AWCC accompanied by an officers’ certificate and an opinion of counsel of AWCC.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry, Delivery and Form

Except as set forth in the applicable prospectus supplement, each series of debt securities will be issued in registered, global form and will be represented by one or more global securities. Upon issuance, each of the global securities will be deposited with the trustee as custodian for The Depository Trust Company, which is referred to as “DTC,” in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for definitive debt securities in registered certificated form, which is referred to as “certificated debt securities,” except in the limited circumstances described below. See “—Exchanges of Global Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of the debt securities in certificated form.

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges of Global Securities for Certificated Debt Securities

A beneficial interest in a global security may not be exchanged for a debt security in certificated form unless (i) DTC (x) notifies AWCC that it is unwilling or unable to continue as depository for such global security or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an event of default with respect to the debt securities. In all cases, certificated debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. American Water, AWCC and the trustee take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the global securities, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC, which are referred to as “participants,” or persons who hold interests through participants. Ownership or beneficial interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except in the limited circumstances described above under “—Exchanges of Global Securities for Certificated Debt Securities,” owners of beneficial interests in a global security will not be entitled to have portions of such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the global security (or any debt securities presented thereby) under the indenture or the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the indenture referred to herein.

Investors may hold their interests in the global securities directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC.

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered holder thereof. Neither AWCC, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

AWCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global security representing any debt securities held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC or its nominee. AWCC also expects that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures.

DTC has advised AWCC that DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for legended debt securities in certificated form, and to distribute such debt securities to its participants.

DTC has advised AWCC that DTC is:

•	a limited purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of AWCC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Settlement and Payment

AWCC will make payments in respect of the debt securities represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global security holder. AWCC will make all payments of principal, interest and premium, if any, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

American Water may offer fractional shares of preferred stock, rather than full shares of preferred stock. If American Water decides to offer fractional shares of preferred stock, American Water will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between American Water and a depositary that is a bank or trust company that meets certain requirements and is selected by American Water. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

American Water has summarized selected provisions of the depositary agreement and the depositary receipts, but the summary is qualified in its entirety by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or American Water on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever American Water redeems shares of the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro-rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. American Water will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between American Water and the depositary. American Water may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that American Water desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by American Water or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with American Water’s liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. American Water may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

American Water will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. American Water will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from American Water which are delivered to such depositary and which are required to be furnished to the holders of the preferred shares.

Limitation of Liability

The depositary agreement will contain provisions that limit American Water’s liability and the liability of the depositary to the holders of depositary shares. Both the depositary and American Water will also be entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. American Water or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by American Water to be competent and on documents believed by American Water or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

American Water may issue stock purchase contracts, including contracts obligating holders to purchase from American Water, and obligating American Water to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which are referred to as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which are referred to as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require American Water to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time American Water issues stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

American Water may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to American Water’s shareholders, American Water may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to American Water’s shareholders, American Water will distribute certificates evidencing the subscription rights and a prospectus supplement to American Water’s shareholders on or about the record date that American Water sets for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights;

•	the securities for which such subscription rights are exercisable;

•	the exercise price for such subscription rights;

•	any provisions for changes to or adjustments in the exercise price for such subscription rights;

•	the number of such subscription rights each shareholder will be entitled to receive, on a per share basis;

•	the extent to which such subscription rights are transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that American Water may enter into in connection with the subscription rights offering; and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, American Water will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. American Water may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

American Water may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between American Water and a bank or trust company, as warrant agent. The warrant agent will act solely as American Water’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants;

•	any provisions for changes to or adjustments in the exercise price for the debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of warrants for preferred stock, depositary shares or common stock will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the preferred stock, depositary shares or common stock purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of preferred or common stock, or the number of depositary shares, purchasable upon exercise of a warrant, and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants;

•	any provisions for changes to or adjustments in the exercise price for the stock warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these foregoing methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with brokers. Upon a default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement, or, if required, a revised prospectus, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

American Water may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents, which are referred to as “remarketing firms.” Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, and/or counsel named in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

American Water files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov and our website at https://amwater.com. American Water’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to such reports, that are filed with or furnished to the SEC, are also made available on American Water’s Investor Relations website, https://ir.amwater.com, as soon as reasonably practicable after such reports are filed with or furnished to the SEC. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

American Water is “incorporating by reference” into this prospectus specific documents that it files with the SEC, which means that important information can be disclosed to you by referring you to those documents that are considered part of this prospectus. Information that American Water files subsequently with the SEC will automatically update and supersede this information. American Water incorporates by reference the documents listed below, and any future documents that it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

American Water is incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2023, as filed with the SEC on February 14, 2024

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on January 16, 2024, January 19, 2024, January 25, 2024, February 5, 2024, and February 15, 2024

Amendment No. 1 to Registration Statement on Form 8-A/A for a description of American Water’s common stock, par value $0.01 per share	Filed on May 1, 2018, including any amendments or reports filed to update such description (including Exhibit 4.24 to American Water’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 14, 2024)

American Water will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that have been incorporated in this prospectus by reference. You can request copies of such documents if you call or write to American Water at the following address or telephone number: American Water Works Company, Inc., 1 Water Street, Camden, New Jersey 08102-1658, Attention: Secretary, (856) 955-4001, or such other address and telephone number as may be provided in a prospectus supplement.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

American Water Capital Corp.

$900,000,000 5.700% Senior Notes due 2055

Prospectus Supplement dated August 6, 2025

Joint Book-Running Managers

US Bancorp

J.P. Morgan

PNC Capital Markets LLC

BofA Securities

Mizuho

RBC Capital Markets

TD Securities

Truist Securities

Wells Fargo Securities

Senior Co-Managers

Huntington Capital Markets

Regions Securities LLC

Scotiabank

Co-Managers

BNY Capital Markets

Siebert Williams Shank

Junior Co-Managers

Academy Securities

Cabrera Capital Markets LLC

Roberts & Ryan